Registration No.333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                          SPECIALTY CARE NETWORK, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                   62-1623449
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

44 Union Boulevard, Suite 600, Lakewood, Colorado                      80228
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(Address of Principal Executive Offices)                             (Zip Code)

           Specialty Care Network, Inc. 1996 Equity Compensation Plan
           ----------------------------------------------------------
                            (Full title of the plan)

                                 Kerry R. Hicks
                      President and Chief Executive Officer
                          Specialty Care Network, Inc.
                          44 Union Boulevard, Suite 600
                            Lakewood, Colorado 80228
           ----------------------------------------------------------
                     (Name and address of agent for service)

                                 (303) 716-0041
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Alan Singer, Esquire
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                                 (215) 963-5000

                                            CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                 Proposed         Proposed
                                                 maximum          maximum
                              Amount             offering         aggregate         Amount of
Title of securities           to be              price per        offering          registration
to be registered              registered         share            price             fee
----------------------------------------------------------------------------------------------------
Common Stock, $.001           4,000,000(2)       $    (1)         $46,524,974         $14,099
  par value
----------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which certain outstanding options may be exercised (46,000 shares at $6.00, 657,500 shares at $8.00, 20,000 shares at $9.375,
     108,500 shares at $9.75 and 480,428 shares at $11.75) or, with respect to other shares issuable under the Plan, the average of the high and low prices of the Company's Common Stock, as reported on the Nasdaq National Market, of $12.6875 per share on September 30, 1997.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Specialty Care Network, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A-1 filed on May 8, 1997 and Form 10-K/A-2 filed on July 7, 1997.

     2. The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997, as amended by Form 10-Q/A-1 filed on July 7, 1997.

     3. The Registrant's Current Report on Form 8-K filed on April 21, 1997, as amended by Form 8-K/A-1 filed on June 20, 1997.

     4. The Registrant's Current Report on Form 8-K filed on June 2, 1997, as amended by Form 8-K/A-1 filed on August 4, 1997.

     5. The Registrant's Current Report on Form 8-K filed on July 17, 1997, as amended by Forms 8-K/A-1 filed on August 4, 1997 and September 15, 1997.

     6. The Registrant's Current Report on Form 8-K filed on July 31, 1997, as amended by Form 8-K/A-1 filed on September 29, 1997.

     7. The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

     8. The Registrant's Current Report on Form 8-K filed on September 16, 1997.

     9. The Registrant's Current Report on Form 8-K filed on September 25, 1997.

     10. The description of the Registrant's shares of Common Stock, $.001 par value, contained in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on January 21, 1997 to register such securities under the Securities Exchange Act of 1934.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


        Experts

     The consolidated financial statements of the Registrant as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period from December 22, 1995 (date of incorporation) through December 31, 1995, and the financial statements of Reconstructive Orthopaedic Associates II, P.C. (successor to Reconstructive Orthopaedic Associates, Inc.) as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center as of December 31, 1996 and for the year then ended, included in the amendment to Registrant's Form 8-K filed with the Securities and Exchange Commission on September 15, 1997, have been audited by London Witte & Company, P.A., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of London Witte & Company, P.A. pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

Item 4.    Description of Securities.

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.


     Not applicable.

Item 6.    Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 7 of the Registrant's Certificate of Incorporation provides that the personal liability of directors of the Registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article 6 of the Registrant's Bylaws provides that the Registrant will indemnify any person who was or is a party or is threatened to be made be a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article 6 further permits the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Article 6.

     The Registrant has purchased a Directors and Officers indemnity insurance policy.

Item 7.    Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.


     The following Exhibits are filed as part of this Registration Statement:

     4 Specialty Care Network, Inc. 1996 Equity Compensation Plan, as amended

     5      Opinion of Morgan, Lewis & Bockius LLP

     23.1   Consent of Ernst & Young LLP

     23.2   Consent of London Witte & Company, P.A.

     23.3   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

     25 Power of Attorney (contained on signature page of this Registration Statement)

Item 9.    Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES AND POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakewood, Colorado on September 30, 1997.

                                     Specialty Care Network, Inc.


                                     By: /s/ KERRY R. HICKS
                                         -------------------------------------
                                         Kerry R. Hicks
                                         President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kerry R. Hicks, Patrick M. Jaeckle and D. Paul Davis and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                                      Title                              Date
        ---------                                      -----                              ----

/s/ RICHARD H. ROTHMAN                  Chairman of the Board of Directors         September 30, 1997
--------------------------------
Richard H. Rothman, M.D., Ph.D.


/s/ KERRY R. HICKS                      Principal Executive Officer and Director   September 30, 1997
--------------------------------
Kerry R. Hicks


/s/ PATRICK M. JAECKLE                  Principal Financial Officer and Director   September 30, 1997
--------------------------------
Patrick M. Jaeckle


                                      II-6




/s/ D. PAUL DAVIS                       Principal Accounting Officer               September 30, 1997
--------------------------------
D. Paul Davis


/s/ ROBERT E. BOOTH, JR.                Director                                   September 30, 1997
--------------------------------
Robert E. Booth, Jr., M.D.


/s/ JAMES L. CAIN                       Director                                   September 30, 1997
--------------------------------
James L. Cain, M.D.


/s/ PETER H. CHEESBROUGH                Director                                   September 30, 1997
--------------------------------
Peter H. Cheesbrough


/s/ RICHARD E. FLEMING, JR.             Director                                   September 30, 1997
--------------------------------
Richard E. Fleming, Jr., M.D.


/s/ THOMAS C. HANEY                     Director                                   September 30, 1997
--------------------------------
Thomas C. Haney, M.D.


/s/ LESLIE S. MATTHEWS                  Director                                   September 30, 1997
--------------------------------
Leslie S. Matthews, M.D.


/s/ MATS WAHLSTROM                      Director                                   September 30, 1997
--------------------------------
Mats Wahlstrom

                                      II-7

                          SPECIALTY CARE NETWORK, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX
                                  -------------
Exhibit No.
-----------

     4 Specialty Care Network, Inc. 1996 Equity Compensation Plan, as amended

     5      Opinion of Morgan, Lewis & Bockius LLP

     23.1   Consent of Ernst & Young LLP

     23.2   Consent of London Witte & Company, P.A.

     23.3   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

     25 Power of Attorney (contained on signature page of this Registration Statement)